Exhibit 3.2

UNITED STATIONERS INC.

Amendments to Bylaws

Adopted at a Meeting of the Board of Directors held on July 16, 2009

RESOLVED, that Section 2.5 of the Bylaws of the Corporation is deleted and the following substituted in lieu thereof:

2.5 Advance Notice of Stockholder Business; Nominations to Board of Directors

(a)     At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nomination for election to the Board of Directors, which must comply with paragraph (b) below and the Certificate of Incorporation) must be, in addition to the requirements contained in the Certificate of Incorporation: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder of the Corporation (i) who is a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting, on the date such stockholder provides timely notice to the Corporation as provided herein and on the date of the annual meeting and (ii) who complies with the notice procedures set forth in this paragraph (a) and the Certificate of Incorporation. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the date on which notice of such annual meeting is first given to stockholders. A stockholder’s notice to the secretary shall set forth, in addition to any information required pursuant to the Certificate of Incorporation, as to each matter the stockholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and as to the stockholder giving the notice and any Stockholder Associated Person (as defined below): (i) the name and record address of such person, (ii) the class or series and number of shares of the Corporation which are beneficially owned by such person, (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of business on the date of such stockholder’s notice, (vi) a description of all arrangements or understandings between or among such persons in connection with the proposal of such business by such stockholder and any material interest in such business, (vii) a representation that the stockholder giving the notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (viii) notice whether such person intends to solicit proxies in connection with the proposed matter and (ix) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a stockholder proposal. Any information required pursuant to this paragraph or the Certificate of Incorporation shall be supplemented to speak as of the record date for the meeting by the stockholder giving the notice not later than ten (10) days after such record date. In addition to the foregoing, in order to have information with respect to a stockholder proposal included in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must also satisfy the notice and other requirements of the regulations promulgated under the 1934 Act. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (a) and the Certificate of Incorporation. The presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (a) or the Certificate of Incorporation, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.  Nothing in this paragraph (a) shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(b)     Only persons who are nominated in accordance with the procedures set forth in this paragraph (b) and the Certificate of Incorporation shall be eligible for election as directors (subject to the rights of holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation).  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting (i) who is a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting, on the date such stockholder provides timely notice to the Corporation as provided herein and on the date of such meeting and (ii) who complies with the notice procedures set forth in this paragraph (b) and the Certificate of Incorporation. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made not later than (i) with respect to an election to be held at an annual meeting, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders. Such stockholder’s notice shall set forth, in addition to any information required pursuant to the Certificate of Incorporation, as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice and any Stockholder Associated Person: (A) the name, age, business address, residence address and record address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between or among such persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and any relationship between or among the stockholder giving notice and any Stockholder Associated Person, on the one hand, and each proposed nominee, on the other hand, (E) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (F) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (G) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder’s notice, (H) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (I) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including, without limitation, the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).  Any information required pursuant to this paragraph or the Certificate of Incorporation shall be supplemented to speak as of the record date for the meeting by the stockholder giving the notice not later than ten (10) days after such record date.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (b) and the Certificate of Incorporation. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or the Certificate of Incorporation.

(c)     For purposes of this Section 2.5:  “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert, directly or indirectly, with such stockholder and (ii) any person controlling, controlled by or under common control with such stockholder or any Stockholder Associated Person.